Exhibit 10.1

NOTICE OF STOCK OPTION AWARD

NORDSON CORPORATION
2021 STOCK INCENTIVE AND AWARD PLAN

Grantee:

Date of Grant:

Number of Shares:

Exercise Price:

Vesting Date(s):    First, second, third and fourth anniversaries of the Date of Grant

Expiration Date:    The tenth anniversary of the Date of Grant

Form of Grant:        Nonqualified stock option

TERMS OF GRANT

1. Grant of Stock Option. On the Date of Grant set forth above, Nordson Corporation, an Ohio Corporation (the “Company”), grants to you, the individual named as Grantee above, in accordance with the terms and conditions of the Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”) and this Notice of Stock Option Award (the “Notice”), the option to purchase the number Shares set forth above (the “Option”). Please note that you must accept the Award set forth in this Notice online in accordance with the procedures established by the Company and the Plan’s third-party administrator or this Notice may be cancelled by the Company, in its sole discretion. The terms and conditions of the Plan and this Notice constitute a legal contract that will bind both Grantee and the Company as soon as Grantee accepts the Award.

2. Vesting and Forfeiture of Option.

(a)    The Option shall become vested and exercisable as to one-fourth of the Shares (subject to such rounding conventions as maintained by the Company from time to time) on each of the Vesting Dates set forth above (each, a “Vesting Date”), provided that Grantee shall have remained in the continuous employment of the Company or a Subsidiary (“Continuous Service”) through the applicable Vesting Date.

(b)    Notwithstanding Section 2(a):

    (i) Upon the occurrence of a Change in Control prior to a Vesting Date and during Grantee’s Continuous Service, the vesting and exercisability of the Option will be governed by the applicable provisions of Section 21 of the Plan.

    (ii) In the event of the termination of Grantee’s Continuous Service prior to a Vesting Date as a result of Grantee’s death or “Disability” (defined as a physical or mental impairment, due to accident or illness that renders Grantee incapable of performing the duties of Grantee’s normal occupation, as determined by the Committee (or its delegate); provided that the Committee (or its delegate) may, in its discretion, require that the existence of Disability be verified by a physician approved by the Committee (or its delegate)), any outstanding unvested portion of the Option shall automatically become vested and exercisable in full and shall remain exercisable until midnight on the Expiration Date.

    (iii) In the event of the termination of Grantee’s Continuous Service at least 12 months after the Date of Grant as a result of Grantee’s “Retirement” (defined as Grantee’s voluntary termination of employment at or after age 65 and with no less than 5 years of service as determined by the Company), any outstanding unvested portion of the Option shall continue to vest and become exercisable on the remaining originally scheduled Vesting Dates and shall remain exercisable until midnight on the Expiration Date.
    (iv) In the event of the termination of Grantee’s Continuous Service at least 12 months after the Date of Grant as a result of Grantee’s “Early Retirement” (defined as Grantee’s voluntary termination of employment no earlier than age 55 but before age 65 and with no less than 5 years of service as determined by the Company), any outstanding unvested portion of the Option shall continue to vest and become exercisable on the remaining originally scheduled Vesting Dates and shall remain exercisable until the earlier of (A) the fifth anniversary of the date of Early Retirement or (B) midnight on the Expiration Date.

    (v) In the event of the termination of Grantee’s Continuous Service by the Company or a Subsidiary as a result of Grantee’s violation of the Company’s Code of Ethics and Business Conduct, the Option, whether vested or not, will be forfeited automatically without further action or notice on Grantee’s termination date.

    (vi) In the event of the termination of Grantee’s Continuous Service for any other reason prior to a Vesting Date, any unvested portion of the Option will be forfeited automatically without further action or notice on Grantee’s termination date, and any vested portion of the Option remain exercisable until the earlier of (A) 90 days after Grantee’s termination date, or (B) midnight on the Expiration Date.

(c)    To the extent not previously vested pursuant to Section 2(a), the Option shall be forfeited automatically without further action or notice if Grantee’s Continuous Service with the Company or a Subsidiary terminates prior to a Vesting Date for any reason other than as provided pursuant to Section 2(b).

    (d)    The Option and any Shares acquired pursuant to this Notice are subject to forfeiture or repayment pursuant the Company’s Clawback Policy (or any successor compensation recovery policy), as in effect from time to time (the “Clawback Policy”), to the extent applicable.

    (e)    Further, the Option and any Shares acquired pursuant to this Notice are subject to forfeiture or repayment due to Harmful Activity in accordance with the provisions of this Section 3(e).

        (i) If Grantee engages in any Harmful Activity (as defined below) prior to or within one year after termination of employment with the Company, then then (A) any portion of the Option held by Grantee that has vested, (B) any Profits (as defined below) realized by Grantee or any transferee of Grantee upon the exercise of the Option (as defined below), and (C) any Profits realized upon the sale of any vested Shares acquired pursuant to the Option, which Profits are realized on or after one year prior to the date of termination of employment with the Company shall inure to the Company. This restriction shall not apply in the event that Grantee’s employment with the Company is terminated under the provisions of any employment agreement between the Company and Grantee that becomes operative upon a Change in Control of the Company. If any vested Option, Shares or any Profits inure to the benefit of the Company in accordance with the first sentence of this paragraph, Grantee shall immediately forfeit such vested Option and shall provide all such forfeited Shares and pay all such Profits to the Company within 30 days after first engaging in any Harmful Activity, and any portion of the Option that has not yet vested shall immediately be forfeited and canceled. The Determination as to whether Grantee engaged in Harmful Activity prior to or within one year after termination of employment with the Company shall be at the Committee’s discretion and such determination shall be final and conclusive.

    (ii) For purposes of Section 3(e), “Harmful Activity” shall be deemed to have occurred if Grantee:

    (A) Uses, publishes, sells, trades, or otherwise discloses Non-Public Information (defined below) of the Company unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to the Company;

    (B) After written notice from the Company, fails to return to the Company any document, data, or thing in Grantee’s possession or to which Grantee has access that may involve Non-Public Information of the Company;

    (C) After notice from the Company, fails to assign to the Company all right, title, and interest in and to any confidential or non-confidential Intellectual Property (defined below) which Grantee created, in whole or in part, during employment with the Company, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property;

    (D) After notice from the Company, fails to agree to do any acts and sign any document reasonably requested by the Company to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which Grantee created, in whole or in part, during employment with the Company, including, without limitation, the signing of patent applications and assignments thereof;

    (E) Upon Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicits or entices for employment or hire any employee of the Company;

    (F) Upon Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, calls upon, solicits, or does business with (other than business which does not compete with any business conducted by the Company) any customer of the Company that Grantee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at the Company unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom Grantee should have reasonably known was a customer of the Company;

    (G) Upon Grantee’s own behalf or upon the behalf of any other person or entity that competes or plans to compete with the Company, engages in any business activity in competition with the Company in the same or a closely related activity that Grantee was engaged in for the Company during the one-year period prior to the termination of employment;

    (H) Engages in behavior that violates any non-competition provision of an agreement between Grantee and the Company; or

    (I) Engages in behavior that violates the Company’s Code of Ethics and Business Conduct.

    (iii) For purposes of Section 3(e), “Intellectual Property” means any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing.

        (iv) For purposes of Section 3(e), “Non-Public Information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., key employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as the Company, and that of its customers or suppliers, and that are not generally known by the public.

    (v) For purposes of Section 3(e), “Profits” means the Fair Market Value on the date of Grantee’s sale of any Shares that were delivered to Grantee pursuant to this Notice.

    (vi) For purposes of Section 3(e), “Company” includes the Company and its Subsidiaries.

3. Exercise of Option and Delivery of Shares.

(a)    To the extent that the Option becomes vested and exercisable, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Option is being exercised, the intended manner of payment to cover the Exercise Price per Share, taxes or any brokerage fees or commissions, and such other provisions as may be required by the Company or its designee. The vested Option may be exercised prior to its Expiration Date (or such earlier date as the Option may expire in accordance with Section 2 or Section 4 hereof), during the lifetime of Grantee, only by Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of Grantee in a fiduciary capacity under state law and court supervision. If Grantee dies before the expiration of the Option, all or part of the Option may be exercised (prior to expiration) by the personal representative of Grantee or by any person who has acquired the Option directly from Grantee by will, bequest, or inheritance but only to the extent that the Option was vested and exercisable upon Grantee’s death.

(b)    If, on the Expiration Date, (or if the Expiration Date is not a business day, the next preceding day in which the applicable securities exchange is open), any portion of the Option is vested and exercisable and the Fair Market Value per Share on such date is greater than the Exercise Price per Share, then such vested and exercisable portion of the Option shall be automatically exercised on such date without any further action by the Grantee (or the person or persons to whom the Option is transferred pursuant to a permitted transfer under Section 5), with the Exercise Price being paid by such method as determined by the Company.

(c)    The exercise price and taxes due as a consequence of the exercise of the Option are payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of vested Shares (including by attestation) owned by Grantee having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by a reduction in the number of Shares to be received upon exercise of the Option, or (iv) by a combination of the foregoing methods.

(d)    Subject to the terms and conditions contained herein, Shares shall be delivered to Grantee as soon as administratively practicable following the date that Grantee (i) exercises the Option in accordance with the procedures outlined above, (ii) makes full payment to the Company or its designee of the Exercise Price and (iii) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes or brokerage fees/commissions related to the exercise of the Option. Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares until such Shares have been delivered to Grantee.

4. Term of Option. Grantee may exercise the Option, to the extent vested, only during the term of the Option, which commences on the Date of Grant and, except as otherwise provided pursuant to Section 21 of the Plan in connection with a Change in Control, expires at midnight on the Expiration Date, or if earlier:

(a)    On the date provided pursuant to Section 2(b)(i) through (vi) hereof, as applicable;

(b)    In the event of the involuntary termination of Grantee’s Continuous Service by the Company or a Subsidiary (other than on account of Grantee’s death, disability or violation of the Company’s Code of Ethics and Business Conduct), on the earlier of (i) 90 days after the date of termination, and (ii) midnight on the Expiration Date;

(c)    In the event of the voluntary termination of Grantee’s Continuous Service by Grantee for any reason other than Retirement or Early Retirement, on the earlier of (i) 90 days after the date of termination, and (ii) midnight on the Expiration Date; or

(d)    In the event of the involuntary termination of Grantee’s Continuous Service by the Company or a Subsidiary due to a violation of the Company’s Code of Ethics and Business Conduct, immediately upon the termination date.

5. Transferability.

(a)    The Option shall be transferable in accordance with this Section 5 and to the extent so transferred, may be exercised by the transferee; provided, however, that (i) the Option shall only be transferable to Family Members, trusts with third party trustees and for the sole benefit of Family Member beneficiaries, partnerships whose only partners are Family Members, and organizations exempt from income tax under §501(c)(3) of the Code (provided, in this latter case, that all transferred Options must be vested); (ii) any such transfer must be without consideration (except when required by court order); (iii) once transferred, the Option may not be further transferred by the transferee, except (a) by will or the laws of descent and distribution or (b) for a transfer by a trust or a partnership to a trust beneficiary or a partner, respectively; and (iv) the Company receives a copy of the document deemed necessary by the Committee establishing the validity of the transfer and requiring the transferee to accept and comply with the terms and conditions of the Option, the Plan and any related Committee rules.

(b)    For purposes of this Section 5, “Family Members” shall include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, nieces, or nephews, including adoptive relationships.
(c)    In the event the Option has been transferred, Grantee will be obligated to pay, on the date of exercise, all taxes associated with the exercise of the Option. If Grantee fails to so pay all taxes associated with the exercise, such taxes will be paid by reducing the number of Shares to be received upon exercise.

6. Tax Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the exercise of the Option, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Notwithstanding the foregoing, Grantee may elect, in accordance with procedures adopted by the Company from time to time, to either (a) pay or provide for payment of the required tax withholding, or (b) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to Grantee; provided that the Company may require the use of one or both of these methods in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon delivery of the Shares.

7.    Relation to Other Benefits. Any economic or other benefit to Grantee under this Notice or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary.

8.    Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

9. Entire Agreement; Relation to Plan. This Notice is subject to the terms and conditions of the Plan. This Notice and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations, and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used in this Notice without definition shall have the meanings assigned to them in the Plan.

10.    Adjustments. The number and kind of Shares subject to the Option are subject to adjustment as provided in Section 16 of the Plan.

11.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to delivery of Shares pursuant to the Option; provided, however, notwithstanding any other provision of this Notice, the Company shall not be obligated to deliver any Shares pursuant to this Notice if the delivery or vesting thereof would result in a violation of any such law or listing requirement.

12.    Successors and Assigns. Without limiting Section 5, the provisions of this Notice shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

13.    Data Privacy. In order to administer the Plan, the Company may process personal data about Grantee. Such data includes, but is not limited to, the information provided in this Notice and any changes thereto, other appropriate personal and financial data about Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Grantee hereby gives explicit consent to the Company to process any such personal data. Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which Grantee works or is employed, including, if Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

14.    Electronic Delivery. Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. Grantee has the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. Grantee also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver and agrees that Grantee’s electronic response or signature is the same as, and shall have the same force and effect as, Grantee’s manual signature.
15.    Amendment. Subject to the terms of the Plan, the Committee may modify this Notice upon written notice to Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect Grantee’s rights under this Notice without Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

16.    No Employment Contract. Nothing contained in this Notice shall confer upon Grantee any right with respect to continuance of employment by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate Grantee’s employment or adjust Grantee’s compensation.

17.    Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

18.    Terms for Awards to Grantees Outside the United States. If Grantee is a foreign national, or is subject to Applicable Laws of one or more non-United States jurisdictions, then Grantee’s Award may be subject to such terms and conditions different from those specified in this Notice, and set out in an appendix to this Notice, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.